SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Velocity Express Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VELOCITY EXPRESS CORPORATION

ONE MORNINGSIDE DRIVE NORTH

BUILDING B-SUITE 300, WESTPORT, CT 06880

SUPPLEMENT TO PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

February 7, 2005

Dear Stockholder:

Velocity Express Corporation (the “Company”) recently sent you a Proxy Statement and an Annual Report, both dated January 31, 2005, in connection with the Annual Meeting of Stockholders for the years 2003 and 2004 to be held at Stamford Sheraton 2701 Summer Street, Stamford, Connecticut 06905, on February 14, 2005, at 3:00 p.m. local time.

It has come to our attention that certain references to numbers of shares in the Proxy Statement must be corrected. Proposal 3 in our Proxy Statement, as stated in the Proxy Statement, seeks your approval to amend the Company’s Certificate of Incorporation to increase the number of shares of the Company’s authorized capital to 999,515,270 shares, of which 654,276,115 shares shall be Common Stock and 345,239,155 shares shall be Preferred Stock. The correct authorized capital for Proposal 3 is the same total of 999,515,270 shares, allocated to 700,000,000 shares of Common Stock and 299,515,270 shares of Preferred Stock. Accordingly, each reference in our Proxy Statement to 654,276,115 shares of authorized Common Stock, including in our letter to you on the first page, the “Notice of Annual Meeting of Stockholders,” in the section titled “General” on page 1, in Proposal 3, in Proposal 10, Proposal 15 and in our proxy cards will be deemed to be 700,000,000. Each reference in our Proxy Statement to 345,239,155 shares of Preferred Stock, including in our letter to you on the first page, the “Notice of Annual Meeting of Stockholders,” in the section titled “General” on page 1, in Proposal 3, in Proposal 4, in Proposal 6, Proposal 8, Proposal 10, Proposal 15 and in our proxy cards will be deemed to be 299,515,270.

Furthermore, it has come to our attention that certain references to the number of shares of Series M Preferred to be issued did not take into account the 1 for 50 reverse stock split discussed in Proposal 15 or the issuance of the Additional Series M Notes discussed in Proposal 12. Certain conversion ratios related to the Series M Notes also did not take into account the 1 for 50 reverse stock split. Accordingly, the 14th and 15th bullet point in Proposal 3 in the paragraph before the section titled “Vote Required” shall be restated as follows:

•	6,271,581 shares of Series M Preferred, convertible into 6,271,581 shares of Common Stock,

•	4,882,174 Series M Warrants exercisable into 97,643 shares of Series M Preferred and convertible into approximately 97,643 shares of Common Stock,

and the reference in Proposal 16 and 17 to 284,793,462 shares of Series M Preferred, 289,675,636 shares of Series M Preferred upon exercise of the TerraNova Warrant and 653,268,768 shares of Common Stock shall be deemed to be 6,271,581 shares of Series M Preferred, 6,369,224 shares of Series M Preferred upon exercise of the TerraNova Warrant and 24,923,553 shares of Common Stock. The reference to 0.0737 in the definition of “PIK Shares” and the “Series M Conversion Price” in Proposal 12 is deemed to refer to the Note Conversion Price, which provides for an adjustment upon our reverse stock split of 1 to 50.

It has also come to our attention that due to rounding, certain references in the Proxy Statement to the number of shares of Series M Preferred and the corresponding Common Stock to be issued, without consideration of the 1 to 50 reverse stock split, should be corrected. Accordingly, reference to 289,675,636 shares of Common Stock to be issued upon conversion of the Series M Preferred and the TerraNova Warrants in Proposal 12 “Nasdaq and Other Stockholder Approval Requirements” shall be deemed to be 289,821,108. Reference to 284,793,462 shares of

Series M Preferred to be issued in “Security Ownership – Preferred Stock Contracted to be Issued” and “Certain Relationships and Related Transaction – Issuance of Series M Convertible Preferred Stock” shall be deemed to be 284,938,934. Reference to 27,123,187 shares of Series M Preferred and corresponding Common Stock to be issued to TH Lee in “Certain Relationships and Related Transaction – Issuance of Series M Convertible Preferred Stock” and Proposal 18 will be deemed to be 27,137,040 shares and the total Common Stock Equivalents in the second table in Proposal 18 shall be deemed to be 477,459,852. Reference to 6,780,797 shares of Series M Preferred to be issued to Vincent Wasik in “Certain Relationships and Related Transaction – Issuance of Series M Convertible Preferred Stock” is deemed to be 6,784,260. Lastly, the section “Security Ownership – Series M Preferred Stock” is restated as follows:

Series M Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Owned (1)
Pequot (2) 500 Nyala Farm Road, Westport, CT 06880	80,040,704	28.1%
Scorpion Capital Partners, L.P. (3) 245 Fifth Avenue, 25th Floor, New York, NY 10016	78,697,421	27.6%
Special Situations Private Equity Fund, L.P. (4) 153 E. 53rd Street, 55th Floor, New York, NY 10022	40,705,563	14.3%
Special Situations Fund III, L.P. (4) 153 E. 53rd Street, 55th Floor, New York, NY 10022	30,529,172	10.7%
TH Lee Putnam Ventures (5) 200 Madison Avenue, Suite 2225, New York, NY 10016	27,137,040	9.5%
James G. Brown (6) 200 Madison Avenue, Suite 2225, New York, NY 10016	27,137,040	9.5%
Douglas Hsieh (6) 200 Madison Avenue, Suite 2225, New York, NY 10016	27,137,040	9.5%
Vincent A. Wasik	6,784,260	2.4%
Alex Paluch	—	0%
Richard A. Kassar	—	0%
Leslie E. Grodd	—	0%
John J. Perkins	—	0%
Wesley C. Fredenburg	—	0%
Andrew B. Kronick	—	0%
Jeffrey Hendrickson	—	0%
Robert B. Lewis	—	0%
Jeffry J. Parell	—	0%
All directors and executive officers as a group (11 persons) (7)	33,921,300	11.9%

(1)	For purposes of the Series M Preferred, the term “ownership” refers to the right to receive shares of Series M Preferred upon shareholder approval of the issuance of the Series M Preferred, and percentage owned refers to the beneficial ownership of each person’s right to receive shares of Series M Preferred based on 284,938,934 shares of Series M Preferred to be issued as of December 23, 2004, which would be convertible into an aggregate of 284,938,934 shares of Common Stock. More than one person may be beneficially entitled to the same shares.
(2)	Includes the right to receive 39,451,831 shares by Pequot Scott Fund, L.P., the right to receive 23,401,628 shares by Pequot Navigator Onshore Fund, L.P. and the right to receive 17,187,245 shares by Pequot Navigator Offshore Fund, Inc.
(3)	Includes the right to receive 67,842,605 shares by Scorpion Capital Partners, L.P. and the right to receive 10,854,816 shares by Scorpion Acquisition.
(4)	MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W.

Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.

(5)	Includes the right to receive 14,970,244 shares by TH Lee Putnam Ventures, L.P., the right to receive 10,951,004 shares by TH Lee Putnam Parallel Ventures, L.P., the right to receive 876,607 shares by THLi Co Investment Partners, LLC, and the right to receive 339,185 shares by Blue Star I, LLC.
(6)	Consists of the right to receive shares by TH Lee Putnam Ventures, for which Messrs. Brown and Hsieh disclaim beneficial ownership.
(7)	Consists of (i) the right to receive 6,784,260 shares by officers and directors; and (ii) the right to receive 27,137,040 shares by THLPV, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

Finally, to insure future compliance with listing requirements of The NASDAQ Stock Market, the Company is negotiating voting agreements with the Investors of the Series M Preferred to cause them to only vote a portion of their shares.

You may revoke your proxy at any time before it is voted, either by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or attending the Annual Meeting and voting there in person. Should you have any questions, please feel free to call me directly at (612) 492-2400.

BY ORDER OF THE BOARD OF DIRECTORS

Wesley C. Fredenburg

Secretary